Exhibit 99.1

Dear Shareholders,

As a leader in Li-Metal battery cell development, our organization continues to evolve and innovate in order to meet the challenges that come with manufacturing large format cells.

During the third-quarter, we achieved several important milestones. First, our SES Korea pilot facility was completed, and its cell assembly line was ready-to-use in September -- only 8 months after breaking ground on this greenfield facility in January. Since opening, SES Korea has already been able to produce about 100 of our large Apollo-based 50 and 100 Ah cells. Second, our Shanghai Giga facility was fully operational in Q3 and, since January, has produced about 1,000 Apollo-based 50 and 100 Ah cells. Both SES Korea and Shanghai Giga have much higher capacity, approximately several thousand cells per month, however, we intentionally slowed down their lines to focus on quality and to identify and address manufacturing issues. We plan to increase volume when our manufacturing process becomes more robust.

Figure 1: SES engineer at 100Ah cell assembly line

Letter to Our Shareholders | November 9, 2022

Sharing Data with Our Partners. We have shared 50 Ah cell data with all our OEM JDA partners and have shipped 50 Ah cells to some partners. Going forward, we plan to ship cells to all of our partners, including GM, Hyundai and Honda. We also expect to share data on our 100 Ah cells and plan to begin shipping them to our JDA partners early in 2023. Importantly, the 50 Ah cells produced at Shanghai Giga have received UN38.3 certification -- which means they have been deemed safe for transport by an approved independent testing lab. Additionally, our Shanghai Giga line received IATF16949 quality certification for our 50 Ah cells -- which means it is on track to meeting the process quality requirements for the automotive market. We expect to receive the same certifications for our 100 Ah cells produced in Shanghai Giga and at SES Korea. Existing and potential customer interest in these large format cells remains strong. In addition to our JDA partners, we have also shared cell data with several other electric vehicle (“EV”) and electric vehicle take-off and landing (“eVTOL”) OEMs around the world.

We are a leader in Li-Metal battery development and believe that we have built more small and large format Li-Metal cells than anyone else. However, developing and building large 50 and 100 Ah cells has been incredibly difficult and, candidly, much harder than we expected. We have encountered complex problems, including (1) poor pressed density of wide format lithium-metal foils, (2) powder arising from using lasers to cut our anodes that can lead to cells shorting, (3) optimizing pressure distribution over a larger area, and (4) developing accurate health monitoring algorithms for large cells without any data initially – just to name a few.

Importantly, as a result of these problems, which have led to numerous large capacity cell failures, we have gained a lot of incredibly valuable data that we are now using to train our health monitoring algorithm (Avatar). For example, our ability to predict failures in large 50 and 100 Ah cells has increased from 0 to approximately 60% in the past few months. By comparison, our ability to predict failures in smaller 4 Ah cells is more than 99% after 4 years of data training. In addition, these issues have forced us to make several key changes in our vendor partnerships and manufacturing processes that are now yielding significant improvements in cell performance, quality, and yield.

Figure 2 summarizes the performances for our 4 Ah cells (first published last year and recently updated), 50 Ah cells (entirely new data), and 100 Ah cells (still ongoing). On cell engineering and manufacturing, while there’s still a gap between the performance of our smaller 4 Ah cells and the larger 50 Ah cells, we are making great progress in bridging this gap. We expect that the larger cells - both 50 Ah and later 100 Ah - will match the performance of the smaller 4 Ah cells. On new material chemistry, we are making exciting progress in developing new electrolytes, coatings and anode materials that we believe will improve the performance of all cells. Stay tuned as we plan to publish more detailed 50 Ah cell data this month and expect to show performance improvements leading up to our expected transition from A samples to B samples.

Letter to Our Shareholders | November 9, 2022

Figure 2: Cell data comparison for 4Ah, 50Ah and 100Ah Li-Metal cell

	Cell Type	4.2Ah (25+ layer) at 25ºC	50.7Ah (16+ layer) at 25ºC	102.8Ah (32+ layer) at 25ºC
	Low power C/20	>375 Wh/Kg	-	-
Room Temperature (25℃)	Low power C/10	375 Wh/Kg (= 700 Wh/L at SOC 30%)	357 Wh/Kg (= 773 Wh/L at SOC 30%)	383 Wh/Kg (= 853 Wh/L at SOC 30%)
Energy Density	Medium power C/3	-	342 Wh/Kg (=743 Wh/L)	Ongoing
	Medium power 1C	339 Wh/Kg	-	Ongoing
	High power 3C	-	303 Wh/Kg	Ongoing
	High power 5C	321 Wh/Kg	-	Ongoing
Low Temperature (0℃)	Low power C/10	324 Wh/Kg	-	Ongoing
Energy Density	Medium power 1C	298 Wh/Kg	-	Ongoing
	High power 5C	282 Wh/Kg	-	Ongoing
	C/10 – C/3	600 cycles (80% retention)	>200 cycles (Ongoing)	Ongoing
Lifetime (Ch-Dch)	C/6 – C/3	-	Ongoing	Ongoing
	C/5 - 1C	700 cycles (80% retention)	Ongoing	Ongoing
Fast Charging	Charge at 4C	80% in <15min	Ongoing	Ongoing
	Thermal	Electrolyte is stable with Li above Li melting point	PASS TEST	Ongoing
Safety	Nail Penetration	PASS TEST	PASS TEST	Ongoing
	Overcharge	PASS TEST	PASS TEST	Ongoing
	External Short Circuit	PASS TEST	PASS TEST	Ongoing
Certification		UN38.3	UN38.3, IATF16949	Ongoing
Manufacturability		Highly similar to Li-ion	Highly similar to Li-ion	Highly similar to Li-ion
Tested Operating Temperature		-30 ºC to 60 ºC	-10 ºC to 45 ºC	-10 ºC to 45 ºC

We have real-world experience with large Li-Metal cells. As a result of our real-world experiences with large Li-Metal cells, we have started to take a fresh look at our supply chain and have elected to take certain operations in-house to improve performance and quality. Our Li-Metal supply chain has a lot of overlap with the Li-ion supply chain. Having a comprehensive supply chain is critical for us to develop a cell system that meets OEM requirements and to scale our volumes and reduce costs – this is not only important for getting to B Samples but also for pilot scale development. Improving our internal capability for R&D in every component and having control over every step in the process now allows us to quickly troubleshoot, identify, and optimize. Initially, we only focused on our electrolyte, anode, and the cell, we simply purchased the cathode, lithium foil and separator and had little ability

Letter to Our Shareholders | November 9, 2022

to investigate and optimize besides a simple quality analysis summary from our vendors. Now for all cell materials, we either make it inhouse or we partner with our vendors and have them develop new materials to our specifications which has improved the performance and quality of our cells. A cell is really a living and breathing system, especially a large 100 Ah Li-Metal cell, if you don’t have full access and control of the entire supply chain, every little detailed step, you just will not succeed at meeting the full-blown specs from OEMs for A samples or get to the B sample stage.

South Korean - North American Investor Roundtable – expanding SES Korea. In late September I had the privilege of meeting the South Korean President at the South Korea - North America Investors Roundtable in New York, where I committed to advancing research and development for Li-Metal batteries in South Korea. SES was the only North American battery company to participate in the event where South Korea announced a total of $1.15 billion of planned investment for batteries, semiconductors, and other industries. South Korea is a world leader in EV batteries and plays a key role in the global upstream supply chain. This is why we are investing in the development of SES Korea. We are proud to have been recognized by the Government of South Korea for our innovation in Li-Metal battery technology and our commitment to supporting the future of the electric vehicle and urban air mobility ecosystem.

Inflation Reduction Act – more potential opportunity for SES. The recent Inflation Reduction Act (IRA) offers very attractive tax credits and incentives for battery manufacturing and supply chain build-out in North America.

We are actively discussing with our partners to see how we can leverage our learning from the global supply chain to establish a robust North American EV battery supply chain. We are very excited about the potential here.

Mid-2023 Milestones Unchanged. Earlier this year, we set three milestones we hoped to attain by mid-2023. These are incredibly challenging, but we are making good progress on all three.

●	Deliver and optimize “A-sample” batteries for our three JDA partners
●	Begin to transition from “A-sample” batteries to “B-sample” batteries
●	Continue to establish supply chains for key materials.

Finally, we expect to hold our second-annual Battery World in December and hope everyone will be able to join us. Topics at Battery World will include data and performance of our large format cells, AI-based battery health monitoring developments, and further thoughts on our supply chain initiatives.

3Q22 Financial Highlights and Outlook

We reported an operating loss for the third-quarter of $21.7 million, an increase of $11.0 million from last year reflecting general and administrative expenses of $13.3 million and research and development expenses of $8.4 million. This higher level of spending mostly reflects an increase in headcount to support battery cell and AI software development as well as an increase in costs related to being a public company. We recognized a non-cash loss on the change in fair value of our sponsor earn-out liability of $4.9 million during the three months ended September 30, 2022. On a fully-diluted basis, net loss attributable to common stockholders was a loss of $0.08 per share.

Letter to Our Shareholders | November 9, 2022

Cash and cash equivalents at quarter-end were $394.7 million which we expect to use to support the continued development of all aspects of our Li-Metal battery technology and AI-powered safety software platform Avatar.

Our third-quarter and year-to-date cash usage -- defined as net cash used in operating activities and for capital expenditures -- was approximately $10.3 million and $48.5 million, respectively. For full year 2022, we now expect total use of cash to range between $75 million and $85 million down from our prior forecast of total use of cash between $95 million and $115 million. This lower level of spending reflects a combination of some initial conservatism on our part, lower spending on materials for large-scale manufacturing as we emphasize quality over quantity, and the timing of some capital expenditures which will now likely fall into 2023. We expect to end the year with over $350 million of cash.

Figure 3: 2022 Financial Guidance

	Prior Guidance	Current Guidance
Capital Expenditures	$25 - $35 Million	$20 - $25 Million
Operating Expenses	$70 - $80 Million	$55 - $60 Million
Total Cash Usage	$95 - $115 Million	$75 - $85 Million

Qichao	Jing
Founder, CEO and Chairman	Chief Financial Officer

Forward-Looking Statements

All statements other than statements of historical facts contained in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: changes in domestic and foreign business,

Letter to Our Shareholders | November 9, 2022

market, financial, political and legal conditions, including but not limited to the ongoing conflict between Russia and Ukraine; risks relating to the uncertainty of the projected financial information with respect to SES; risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; the effects of competition on SES’s business; the ability of SES to issue equity or equity-linked securities or obtain debt financing in the future; the ability of SES to integrate its products into electric vehicles (“EVs”); the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; risks resulting from SES’s joint development agreements and other strategic alliances and investments; the quickly evolving battery market; SES’s ability to accurately estimate future supply and demand for its batteries; SES’s ability to develop new products on an ongoing basis in a timely manner; product liability and other potential litigation, regulation and legal compliance; SES’s ability to effectively manage its growth; SES’s ability to attract, train and retain highly skilled employees and key personnel; the willingness of vehicle operators and consumers to adopt EVs; developments in alternative technology or other fossil fuel alternatives; SES’s ability to meet certain motor vehicle standards; a potential shortage of metals required for manufacturing batteries; risks related to SES’s intellectual property; risks related to SES’s business operations outside the United States, including in China and South Korea;

the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; SES has identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls; compliance with certain health and safety laws; changes in U.S. and foreign tax laws; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this letter.

Letter to Our Shareholders | November 9, 2022

SES AI Corporation

Condensed Consolidated Balance Sheet(1)

(Unaudited)

(in thousands, except share and per share amounts)	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$394,664	$160,497
Receivable from related party	1,980	7,910
Prepaid expenses and other current assets	5,595	1,563
Total current assets	402,239	169,970
Property and equipment, net	24,238	12,494
Intangible assets, net	1,504	1,626
Right-of-use assets, net	11,482	—
Other assets	2,783	9,263
Total assets	$442,246	$193,353
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,243	$4,712
Operating lease liabilities, current	1,823	—
Accrued expenses and other current liabilities	10,869	6,273
Total current liabilities	16,935	10,985
Sponsor Earn-Out liability	19,993	—
Operating lease liabilities, non-current	10,059	—
Other liabilities	1,546	749
Total liabilities	48,533	11,734
Commitments and contingencies
Redeemable convertible preferred stock, $0.000001 par value – none authorized, issued and outstanding as of September 30, 2022; 213,960,286 shares authorized, issued and outstanding as of December 31, 2021 (aggregate liquidation preference of $271,148 as of December 31, 2021)	—	269,941
Stockholders’ Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued and outstanding as of September 30, 2022; none authorized, issued and outstanding as of December 31, 2021	—	—
Common stock: Class A shares, $0.0001 par value, 2,100,000,000 shares authorized as of September 30, 2022; 305,891,287 shares and 22,261,480 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; Class B shares, $0.0001 par value, 200,000,000 shares authorized as of September 30, 2022; 43,881,251 shares and 39,881,455 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	34	6
Additional paid-in capital	532,413	5,598
Accumulated deficit	(136,639)	(94,293)
Accumulated other comprehensive (loss) income	(2,095)	367
Total stockholders' equity	393,713	(88,322)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$442,246	$193,353

SES AI Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Operating expenses:
Research and development	$8,421	$3,684	$19,680	$10,332
General and administrative	13,308	7,004	40,305	11,509
Total operating expenses	21,729	10,688	59,985	21,841
Loss from operations	(21,729)	(10,688)	(59,985)	(21,841)
Other income (expense):
Change of fair value of Sponsor Earn-Out liability, net	(4,870)	—	16,400	—
Interest income	1,972	160	2,460	163
Other income (expense), net	420	(94)	(911)	694
Total other income (expense), net	(2,478)	66	17,949	857
Loss before income taxes	(24,207)	(10,622)	(42,036)	(20,984)
Provision for income taxes	(121)	(3)	(310)	(22)
Net loss	(24,328)	(10,625)	(42,346)	(21,006)
Other comprehensive loss:
Foreign currency translation adjustment	(1,194)	(23)	(2,462)	48
Total comprehensive loss	$(25,522)	$(10,648)	$(44,808)	$(20,958)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.17)	$(0.15)	$(0.35)

Weighted-average shares outstanding:
Basic and diluted	311,680,656	60,861,409	280,859,250	60,808,744

SES AI Corporation

Condensed Consolidated Statements of Cash Flows(1)

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash Flows From Operating Activities
Net loss	$(42,346)	$(21,006)
Adjustments to reconcile net loss to net cash used in operating activities:
Change of fair value of Sponsor Earn-Out liability	(16,400)	—
Stock-based compensation	15,947	3,130
Depreciation and amortization	1,580	1,298
Other	(371)	—
PPP note forgiveness	—	(840)
Changes in operating assets and liabilities:
Receivable from related party	5,943	(1,138)
Prepaid expenses and other assets	(3,401)	(1,068)
Accounts payable	(761)	617
Accrued expenses and other liabilities	2,002	1,203
Net cash used in operating activities	(37,807)	(17,804)
Cash Flows From Investing Activities
Purchases of property and equipment	(10,645)	(3,964)
Purchase of short-term investments	—	(150,810)
Maturities of short-term investments	—	13,101
Net cash used in investing activities	(10,645)	(141,673)
Cash Flows From Financing Activities
Proceeds from Business Combination and PIPE Financing, net of issuance costs	282,940	—
Proceeds from stock option exercises	260	20
Payment of deferred offering costs	—	(576)
Proceeds from issuance of Series D and D plus redeemable convertible preferred stock, net of issuance costs	—	187,897
Net cash provided by financing activities	283,200	187,341
Effect of exchange rates on cash	(639)	48
Net increase in cash, cash equivalents and restricted cash	234,109	27,912
Cash, cash equivalents and restricted cash at beginning of period	161,044	2,728
Cash, cash equivalents and restricted cash at end of period	$395,153	$30,640

Supplemental Non-Cash Information:
Conversion of Redeemable Convertible Preferred Stock to shares of Class A Common Stock	$(269,941)	$—
Release of accrued transaction costs related to Business Combination and PIPE Financing	$6,174	$—
Accounts payable and accrued expenses related to purchases of property and equipment	$4,668	$(118)
Lease liabilities arising from obtaining right-of-use assets	$1,565	$—
Liabilities of Ivanhoe acquired in the Business Combination	$(387)	$—
Deferred offering costs included in accounts payable and accrued expenses and other liabilities	$—	$2,103

(1) The business combination between SES AI Corporation’s (“SES”) predecessor, SES Holdings Pte. Ltd. (“Old SES”), and Ivanhoe Capital Acquisition Corp. (“Ivanhoe”), which closed on February 3, 2022 (the “Closing”), is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of SES represent a continuation of the financial statements of Old SES with the business combination being treated as the equivalent of Old SES issuing shares for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing are those of Old SES. As a result, the unaudited condensed consolidated financial statements reflect (i) the historical operating results of Old SES prior to the Closing; (ii) the combined results of SES and Old SES following the Closing; (iii) the assets and liabilities of Old SES at their historical cost; and (iv) share and per share amounts prior to the Closing have been retroactively converted using the exchange ratio for the business combination. See our Form 10-Q for the three and nine months ended September 30, 2022 for additional information.

Letter to Our Shareholders | November 9, 2022